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                                                                      (e)(1)(i)

                              AMENDED SCHEDULE A

                              with respect to the

                            UNDERWRITING AGREEMENT

                                    between

                               ING EQUITY TRUST

                                      and

                          ING FUNDS DISTRIBUTOR, LLC

Name of Fund

ING Disciplined LargeCap Fund

ING Fundamental Research Fund

ING Index Plus LargeCap Equity Fund

ING LargeCap Value Fund

ING MidCap Opportunities Fund

ING MidCap Value Choice Fund

ING MidCap Value Fund

ING Opportunistic LargeCap Fund

ING Principal Protection Fund II

ING Principal Protection Fund III

ING Principal Protection Fund IV

ING Principal Protection Fund V

ING Principal Protection Fund VI

ING Principal Protection Fund VII

ING Principal Protection Fund VIII

ING Principal Protection Fund IX

ING Principal Protection Fund X

ING Principal Protection Fund XI

ING Principal Protection Fund XII

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING SmallCap Value Choice Fund

ING SmallCap Value Fund